Exhibit 10.2
ExxonMobil Production Company U.S.
Production
PO Box 4610
Houston, Texas 77210-4610
September 9, 2005
American Natural Energy Corporation
Attn: Michael Paulk
6100 South Yale Avenue, Suite 300
Tulsa, Oklahoma 74136
Consent to Assign
ExxonMobil Contract No. 1029365
Bayou Couba Field
St. Charles Parish. LA
Gentlemen:
This will reference your letter of August 25,2005, soliciting ExxonMobil’s consent for an assignment of fifty percent (50%) of American Natural Energy Corporation’s (ANEC) interest in the captioned Contract to Dune Energy, Inc.
Exxon Mobil hereby grants its consent to such assignment conditioned on the following:
Dune Energy, Inc. as assignee agrees to comply with all obligations set forth in · the above referenced contract and any !eases(s) earned thereunder, and further agrees that no further assignment of interest will be made without the prior written consent of ExxonMobil.
ANEC will retain operatorship of the Bayou Couba field for operations conducted under the captioned Contract subject to ExxonMobil’s option to assume operatorship thereunder.
•	ANEC, as assignor of its interest under the captioned trade, agrees to remain liable to ExxonMobil for all obligations set forth in the above referenced Contract and any leases(s) earned thereunder; and further agrees to defend, hold harmless and indemnify ExxonMobil against ANY liability, including attorney’s fees and/or P&A costs arising from operation on the lease(s) conducted by ANEC’s assignee or successors thereto, such liability arising from the failure by ANEC’s assignee or successors thereto to comply with the obligations of such lease(s).

If the above is acceptable please have both ANEC and Dune Energy, Inc. so sign below and return an executed copy of this letter to my attention. If necessary, this conditional consent to assign letter may be executed in counterpart.
Please provide the undersigned a copy of the executed assignment of interest into Dune energy, Inc. when available.

Very truly yours,
/s/ David Fassnacht
David G. Fassnacht
Phone: 713/431 -2056 Fax: 713/431-1467 CORP-OCG-620

ACCEPTED AND AGREED TO this 12 day of. September, 2005.

Assignor:		Assignee:
American Natural Energy Corporation		Dune Energy, Inc,

By:	/s/ Michael Paulk	By:	/s/ Amiel David